Exhibit 5.1

1 | 16 | 2015 Omeros Corporation The Omeros Building 201 Elliott Avenue West Seattle, Washington 98119 Ladies and Gentlemen:

I am Associate General Counsel, Corporate Finance and Governance and Assistant Secretary of Omeros Corporation, a Washington corporation (the “Company”) and have acted as counsel to the Company in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.

The Registration Statement relates to the registration by the Company under the Securities Act of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of the following securities:

(i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii) debt securities, which may be either senior or subordinated and may be issued in one or more series (the “Debt Securities”);

(iv) depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”);

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(v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(vi) rights to subscribe for and to purchase Common Stock or Preferred Stock (the “Subscription Rights”); and

(vii) units comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants or Subscription Rights (the “Units”).

The Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights and Units are collectively referred to herein as the “Securities.”

I have reviewed such corporate records, certificates and other documents, and such questions of law, as I have considered necessary and relevant for the purposes of this opinion. I have assumed that all signatures are genuine, that all documents submitted to me as originals are authentic and that all copies of documents submitted to me conform to the originals.

I have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and each issue of Depositary Shares, Warrants, Subscription Rights or Units, as the case may be: (i) the execution, delivery and performance by the Company of the senior indenture in the form of Exhibit 4.2 to the Registration Statement or the subordinated indenture in the form of Exhibit 4.3 to the Registration Statement, as applicable, and any indenture supplement thereto (any such indenture, together with any indenture supplement, the “Indenture”), or any deposit agreement, warrant agreement, subscription agreement or unit agreement (collectively, the “Opinion Documents”), as applicable, and all actions necessary for the issuance of the Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory

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body having jurisdiction over the Company; and (ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof. With respect to any Opinion Document executed or to be executed by any party other than the Company, I have assumed that such party has, or will have, duly authorized, executed and delivered the Opinion Documents to which it is a party and that each such Opinion Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

As to any facts material to my opinion, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources I believe to be responsible.

Based upon the foregoing and assuming that (a) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, such effectiveness has not been terminated or rescinded, and comply with all applicable laws at the time the Securities are offered and sold as contemplated by the Registration Statement, (b) a prospectus supplement will have been prepared, delivered and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (c) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) any legally required consents, approvals, authorizations and other orders of the Commission and any other governmental or regulatory authorities have been obtained, (e) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records I have reviewed, (f) that a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (g) with respect to shares of Common Stock or Preferred Stock offered, that there will

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be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance, and further subject to the additional qualifications below, I am of the opinion that:

1. The Company is duly organized and validly existing under the laws of the State of Washington and possesses the requisite corporate power and authority to execute, deliver and perform the Debt Securities and the Indenture related thereto.

2. With respect to the Common Stock, assuming (a) the Company has taken all necessary corporate action to authorize and approve the issuance of any Common Stock and to fix or otherwise determine the consideration to be received for the shares of Common Stock and the terms of the offer and sale thereof, (b) certificates representing shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to purchasers against payment therefor, if issued in certificated form, and (c) the Common Stock is duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Common Stock, or is duly issued and delivered upon the conversion, exercise or exchange of any Preferred Stock, Debt Securities, Warrants, Subscription Rights or Units, the Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Preferred Stock, assuming (a) the Company has taken all necessary corporate action to establish the rights, preferences and privileges of, and limitations on, any series of Preferred Stock and to authorize and approve the issuance and sale of the Preferred Stock of such series and to fix or otherwise determine the consideration to be received for the shares of Preferred Stock and the terms of the offer and sale thereof, (b) appropriate Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with respect to such series of Preferred Stock have been duly filed in accordance with applicable law, (c) certificates representing shares of Preferred Stock shall have been duly executed, countersigned and registered and duly

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delivered to purchasers against payment therefor, (d) any shares of Common Stock issuable upon conversion of such Preferred Stock, if applicable, have been duly and validly authorized and reserved for issuance, and (e) the Preferred Stock with terms so fixed is duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of such series of Preferred Stock, or is duly issued and delivered upon the conversion, exercise or exchange of Debt Securities, Depositary Shares, Warrants, Subscription Rights or Units, the Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to the Depositary Shares, assuming (a) the Company has taken all necessary corporate action to authorize and approve the form, terms and issuance of the Depositary Shares and the terms of the offering thereof, (b) the depositary receipts evidencing the Depositary Shares and any other agreements related thereto have been duly executed and delivered by the Company and the depositary in accordance with the applicable deposit agreement and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares, and (c) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreement, then, upon the happening of such events, such Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Warrants, assuming (a) the Company has taken all necessary corporate action to authorize and approve the form, terms and issuance of the Warrants and the terms of the offering thereof, (b) the applicable warrant agreement has been duly executed and delivered to the warrant agent and the Warrants have been duly executed, issued and delivered against payment of the consideration therefor in accordance with such corporate action and

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applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the underlying Common Stock, Preferred Stock or Debt Securities, as applicable, and (c) any shares of Common Stock, Preferred Stock or Debt Securities purchasable upon the exercise of the Warrants, as applicable, have been duly and validly issued and reserved for sale, then, upon the happening of such events, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Subscription Rights, assuming (a) the Company has taken all necessary corporate action to authorize and approve the form, terms and issuance of the Subscription Rights and the terms of the offering thereof, (b) the applicable subscription agreement has been duly executed and delivered to the rights agent and the Subscription Rights have been duly executed, issued and delivered, against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the underlying Common Stock or Preferred Stock, as applicable, and (c) any shares of Common Stock or Preferred Stock underlying the Subscription Rights, as applicable, have been duly and validly issued and reserved for issuance, then, upon the happening of such events, the Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Units, assuming (a) the Company has taken all necessary corporate action to authorize and approve the form, terms and issuance of the Units and the terms of the offering thereof, (b) the applicable unit agreement has been duly executed and delivered to the purchasers and the Units and the Securities or Debt Securities underlying the Units, as applicable, have been duly executed, issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the underlying Securities or Debt Securities, as applicable, and (c) any Securities

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or Debt Securities to be issued pursuant to such Units have been duly and validly authorized and reserved for issuance, then, upon the happening of such events, the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

My opinions above are qualified to the extent that the enforcement of any Security denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

My opinion that any document or any of the Securities is a legal, valid and binding obligation of the Company is qualified as to:

•	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

•	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

•	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

I am a member of the bar of the State of Washington and my opinions above are limited to the laws of the State of Washington. I do not express any opinion herein on any laws other than the law of the State of Washington.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus contained therein, and in

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any supplement thereto or amendments thereof. In consenting to such reference, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Mark A. Metcalf
Mark A. Metcalf
Associate General Counsel, Corporate Finance and Governance and Assistant Secretary